NEWS RELEASE

Exhibit 99.1

Vanguard Natural Resources Provides Improved Financial Guidance for 2009

Houston, September 10, 2009 – Vanguard Natural Resources, LLC (NYSE: VNR) (“Vanguard” or “the Company”) is providing public disclosure of certain updated financial and operating estimates that were originally disclosed on March 5, 2009 in order to permit the preparation of updated models to forecast its operating results for the year ending December 31, 2009.

The primary reason for providing updated financial and operating estimates is to reflect the impact of the recently completed acquisition of natural gas and oil properties from Segundo Navarro Drilling, Ltd, an affiliate of the Lewis Energy Group for approximately $52.25 million in cash (the “Acquisition”).  As disclosed in the press release and 8-K filing on August 18, 2009, the Acquisition was consummated on August 17, 2009 and therefore the Acquisition will contribute to the Company’s financial results for the remaining four and a half months of 2009.

In addition, as a result of the Acquisition, the production and sale of natural gas liquids has become a more significant component of Vanguard’s revenue stream.  Therefore, the Company has elected to provide production estimates for natural gas liquids separately when in the past natural gas liquids production volume and revenue were included in natural gas.

Summary of Estimates

The following tables set forth certain updated estimates being used by Vanguard to model its anticipated results of operations for the fiscal year ending December 31, 2009 based on the following average pricing:

Assumed Pricing for Forecast	Three Months Ending December 31, 2009	Twelve Months Ending December 31, 2009
Natural Gas – Henry Hub ($/MMbtu)	$2.73	$3.63
Natural Gas Liquids ($/Gallon)	$0.60	$0.60
Crude Oil – WTI Sweet ($/Bbl)	$63.00	$57.83

Each range of values provided below represents the expected low and high estimates for such financial or operating factor.

	Full Year 2009 Range

Average Daily Production:
Appalachian Gas (Mcf)	8,370	-	8,810
Permian Gas (Mcf)	500	-	530
South Texas Gas (Mcf) (A)	3,475	-	3,670
Appalachian Oil (Bbls)	160	-	170
Permian Oil (Bbls)	600	-	630
South Texas Oil (Bbls) (A)	25	-	30
Permian Natural Gas Liquids (Gallons)	1,235	-	1,300
South Texas Natural Gas Liquids (Gallons) (A)	11,100	-	11,680
Average daily production (Mcfe)	18,815	-	19,845

Differentials:
Appalachian Gas (Mcf)	$0.17	-	$0.23
Permian Gas (Mcf)	$(0.30)	-	$(0.36)
South Texas Gas (Mcf)	$(0.45)	-	$(0.50)
Appalachian Oil (Bbls)	$(9.75)	-	$(10.25)
Permian Oil (Bbls)	$(3.25)	-	$(3.50)
South Texas Oil (Bbls)	$(3.25)	-	$(3.50)
BTU Content:
Appalachian Gas	1,170	-	1,170
Permian Gas	1,100	-	1,100
South Texas Gas	1,000	-	1,000

Costs Variable by Production ($/Mcfe):
Production expenses (including Severance and Ad Valorem taxes)	$2.25	-	$2.30
DD&A – Oil and gas properties	$1.80	-	$1.85

Statement of Operations (in thousands)(A)(B):

Total natural gas, natural gas liquids, and oil sales	$36,765	-	$38,700
Realized gains on derivative contracts	38,500	-	38,500
Amortization of premiums paid and non-cash settlements on derivative contracts	(4,250)	-	(4,250)
Total Revenues	71,015	-	72,950
Lease operating expenses	(12,415)	-	(12,615)
Depreciation, depletion and amortization	(12,720)	-	(13,070)
General and administrative	(3,650)	-	(3,900)
General and administrative – unit-based compensation (B)	(2,580)	-	(2,580)
Taxes other than income taxes	(3,420)	-	(3,600)
Total Costs and Expenses	(34,785)	-	(35,765)
Income from Operations	36,230	-	37,185
Interest expense, including realized losses on interest rate derivatives	(5,850)	-	(6,100)
Adjusted Net Income	$30,380	-	$31,085

Reconciliation of Adjusted Net Income to Adjusted EBITDA and Distributable Cash Flow (in thousands)(A)(B):
Adjusted Net Income	$30,380	-	$31,085
Plus:
Interest expense, including realized losses on interest rate derivatives	5,850	-	6,100
Depreciation, depletion and amortization	12,720	-	13,070
Amortization of premiums paid and non-cash settlements on derivative contracts	4,250	-	4,250
Unit-based compensation expense (B)	2,580	-	2,580
Adjusted EBITDA	$55,780	-	$57,085
Less:
Interest expense, including realized losses on interest rate derivatives	(5,850)	-	(6,100)
Drilling, recompletions and other capital expenditures	(4,000)	-	(4,500)
Distributable Cash Flow	$45,930	-	$46,485
Weighted Average Units Outstanding (in thousands):
Basic and Diluted	14,030	-	14,030

A.
We have made two acquisitions in South Texas from an affiliate of the Lewis Energy Group.  The first acquisition was completed on July 28, 2008 and the second acquisition was completed on August 17, 2009.  As the second acquisition was completed in the middle of August 2009, our 2009 financial results will only include four and a half months of the results from this second acquisition.

B.
Does not include the potential payout related to phantom units granted to management.  The fair value of the phantom units at June 30, 2009 was $2.3 million determined using a Black Scholes model and will be recalculated at each quarter end until the final value is known at December 31, 2009.

About Vanguard Natural Resources, LLC

Vanguard Natural Resources, LLC is a publicly traded limited liability company focused on the acquisition, production and development of natural gas and oil properties. The Company's assets consist primarily of producing and non-producing natural gas and oil reserves located in the southern portion of the Appalachian Basin, the Permian Basin and South Texas. More information on the Company can be found at www.vnrllc.com.

Forward-Looking Statements

The estimates provided in this document are based on assumptions that we believe are reasonable.  Until our actual results of operations have been compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future, or may have occurred through the date of this filing, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures and other such matters, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and natural gas prices, the unpredictable nature of our drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by us with the Securities and Exchange Commission.

As a matter of policy, we generally do not attempt to provide guidance on:

(a)           production which may be obtained through future drilling;

(b)           dry hole and abandonment costs that may result from future drilling;

(c)           impairments of natural gas and oil properties under the application of full cost accounting;

(c)	the effects of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”;

(d)	the effects of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” unless the values are determinable;

(e)           the effects of Statement of Financial Accounting Standards No. 141(R), “Business Combinations”;

(e)	gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of the financial guidance; and

(f)	capital expenditures related to acquisitions of proved properties until the expenditures are estimable and likely to occur;

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to publicly correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT: Vanguard Natural Resources, LLC

Investor Relations

Richard Robert, EVP and CFO, 832-327-2258

investorrelations@vnrllc.com

DRG&E
Jack Lascar/Carol Coale, 713-529-6600